EXHIBIT 99.2

INDEX TO FINANCIAL STATEMENTS

Page
Report of Independent Auditors	1

Consolidated Balance Sheets of Kai-Light Photonics Inc. as of December 31, 2006 and 2005	2
Consolidated Statements of Operations of Kai-Light Photonics Inc. for the years ended December 31, 2006 and 2005 and for the period from September 17, 2000 through December 31, 2006	4
Consolidated Statements of Stockholders’ Equity of Kai-Light Photonics Inc. for the years ended December 31, 2006 and 2005 and for the period from September 17, 2000 through December 31, 2006	5
Consolidated Statements of Cash Flows of Kai-Light Photonics Inc. for the years ended December 31, 2006 and 2005 and for the period from September 17, 2000 through December 31, 2006	7
Notes to Consolidated Financial Statements of Kai-Light Photonics Inc.	8

Independent Auditors’ Report

To the Board of Directors and
Shareholders of Kai-Light Photonics Inc.
(A Development Stage Enterprise)

We have audited the accompanying consolidated balance sheets of Kai-Light Photonics Inc. (the Company) (a Development Stage Enterprise) and its subsidiaries as of December 31, 2006 and 2005 and the related consolidated statements of operations, shareholders’ equity and cash flows, for each of the years in the two-year period ended December 31, 2006, and for the period from September 17, 2000 (the inception date) to December 31, 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company (a development stage enterprise) and its subsidiaries as of December 31, 2006 and 2005 and the results of their operations and their cash flows for each of the years in the two-year period ended December 31, 2006, and for the period from September 17, 2000 to December 31, 2006 in conformity with U.S. generally accepted accounting principles.

As discussed in Note 2I to the consolidated financial statements, effective January 1, 2006, the Company has adopted Statement of Financial Accounting Standard No. 123 (revised 2004), “Share-Based Payment”.

Somekh Chaikin

Certified Public Accountants (Isr.)

A Member Firm of KPMG International

July 12, 2007

Consolidated Balance Sheet as of December 31

		December 31	December 31
	Note	2006	2005
		US$thousands	US$thousands

Current assets

Cash and cash equivalents		1,100	2,451
Short-term deposits		60	10
Accounts receivables		21	—
Other receivables	3	98	52
Inventory	4	226	89

Total current assets		1,505	2,602

Long-term deposits	5	7	16

Property, plant and equipment

Cost		1,502	1,128
Less accumulated depreciation and amortization		811	694

Fixed assets, net	6	691	434

Assets held for severance benefits		226	178

Total assets		2,429	3,230

The accompanying notes are an integral part of the consolidated financial statements.

		December 31		December 31
	Note	2006		2005
		US$ thousands		US$ thousands

Current liabilities
Current maturities of long-term liabilities		52		—
Trade payables		353		51
Other payables	7	411		311
Total current liabilities		816		362
Long-term liabilities
Liability for employee severance benefits	8	312		248
Long-term payables	9	741		539
Long-term loan		54		—
Long-term loan from shareholder	10	269		269
Total long-term liabilities		1,376		1,056
Commitments	11

Shareholders’ equity	12
Common stock - par value US$ 0.01 per share (authorized shares: 10,000,000, issued and outstanding: 40,000 as of December 31, 2006)		—	(*)	—	(*)
Preferred Stock A-1 - par value US$ 0.01 per share (authorized shares: 253,814, issued and outstanding shares: 253,814 as of December 31, 2006)		—	(*)	—	(*)
Preferred stock A-2 - par value US$ 0.01 per share (authorized shares: 1,386,592, issued and outstanding shares: 1,386,592 as of December 31, 2006)		1		1
Preferred stock A-3 - par value US$0.01 per share (authorized shares: 317,265, issued and outstanding shares: 317,265 as of December 31, 2006)		—	(*)	—	(*)
Preferred stock A-4 - par value US$ 0.01 per shares (authorized shares: 2,875,127, issued and outstanding shares: 2,875,125 as of December 31, 2006)		3		3
Preferred stock B - par value US$ 0.01 per share (authorized shares: 3,286,111, issued and outstanding shares: 3,286,111 and 1,897,446 as of December 31, 2006 and 2005, respectively)		3		2
Additional paid-in capital		14,599		12,538
Deferred compensation		—		(18)
Receipts on account of shares		—		110

Deficit accumulated during the development stage		(14,369)		(10,824)
Total shareholders’ equity		237		1,812

Total liabilities and shareholders’ equity		2,429		3,230

(*)   Represents an amount less than US$ 1,000.

The accompanying notes are an integral part of the consolidated financial statements.

Consolidated Statement of Operations

				Period from
				September 17,
		Year ended	Year ended	2000 to
		December 31	December 31	December 31,
	Note	2006	2005	2006
		US$ thousands	US$ thousands	US$ thousands

Revenues:

Sales		57	—	57

Consulting fees		3	17	121

Total revenues		60	17	178

Cost of revenues	13A	156	—	156

Gross profit (loss)		(96)	17	22

Research and development costs	13B	2,620	1,840	12,895

Marketing cost	13C	443	—	443

General and administrative expenses	13D	287	117	984

Operating loss		(3,446)	(1,940)	(14,300)

Financing income (expenses), net		39	2	44

Other income (expenses)		(8)	169	126

Loss before income taxes		(3,415)	(1,769)	(14,130)

Income taxes	14	(130)	(45)	(239)

Net loss		(3,545)	(1,814)	(14,369)

The accompanying notes are an integral part of the consolidated financial statements.

Consolidated Statement of Shareholders’ Equity

	Number of shares (**)
	Common	Preferred	Preferred	Preferred	Preferred	Preferred
	stock	A-1	A-2	A-3	A-4	B

Balance as of January 1, 2005 Changes during the year ended December 31, 2005	40,000	253,814	1,386,592	317,265	—	—
Issuance of preferred shares A- 4	—	—	—	—	2,875,125	—
Issuance of stock-based compensation in connection with advisory services	—	—	—	—	—	—
Amortization of deferred compensation	—	—	—	—	—	—
Issuance of preferred shares B	—	—	—	—	—	1,897,446
Loss for the period	—	—	—	—	—	—
Balance as of December 31, 2005 Changes during the year ended December 31, 2006	40,000	253,814	1,386,592	317,265	2,875,125	1,897,446

Issuance of preferred shares B	—	—	—	—	—	1,388,665
Stock-based compensation to employees and directors	—	—	—	—	—	—
Reversal of deferred compensation upon adoption of SFAS 123R (see Note 2I)	—	—	—	—	—	—
Loss for the period	—	—	—	—	—	—
Balance as of December 31, 2006	40,000	253,814	1,386,592	317,265	2,875,125	3,286,111

														Deficit
														accumulated
													Receipts	during the
	Common		Preferred		Preferred	Preferred		Preferred	Preferred	Paid-in		Deferred	on account	development
	stock		A-1 stock		A-2 stock	A-3 stock		A-4 stock	B stock	capital		compensation	of stock	stage	Total
	US$ thousands (*)
Balance as of January 1, 2005 Changes during the year ended December 31, 2005	—	(*)	—	(*)	1	—	(*)	—	—	7,961		(57)	847	(9,010)	(258)
Issuance of preferred shares A- 4	—		—		—	—		3	—	1,869	(1)	—	(737)	—	1,135
Issuance of stock-based compensation in connection with advisory services	—		—		—	—		—	—	112		—	—	—	112
Amortization of deferred compensation	—		—		—	—		—	—	—		39	—	—	39
Issuance of preferred shares B	—		—		—	—		—	2	2,596		—	—	—	2,598
Loss for the period	—		—		—	—		—	—	—		—	—	(1,814)	(1,814)
Balance as of December 31, 2005 Changes during the year ended December 31, 2006	—	(*)	—	(*)	1	—	(*)	3	2	12,538		(18)	110	(10,824)	1,812

Issuance of preferred shares B	—		—		—	—		—	1	1,902		—	—	—	1,903
Stock-based compensation to employees and directors	—		—		—	—		—	—	67		—	—	—	67
Reversal of deferred compensation upon adoption of SFAS 123R (see Note 2I)	—		—		—	—		—	—	92		18	(110)	—	—
Loss for the period	—		—		—	—		—	—	—		—	—	(3,545)	(3,545)
Balance as of December 31, 2006	—	(*)	—	(*)	1	—	(*)	3	3	14,599		—	—	(14,369)	237

(*)           Represents an amount less than US$ 1,000.

(**)         See Note 12A.

(1)          Net of issuance expenses of US$ 50,000.

The accompanying notes are an integral part of the consolidated financial statements

	Number of shares (**)
	Common	Preferred	Preferred	Preferred	Preferred	Preferred
	stock	A-1	A-2	A-3	A-4	B

Changes during the period from September 17, 2000 (**) to December 31,2006
Issuance of common stock, net	40,000	—	—	—	—	—
Issuance of preferred shares A-1	—	253,814	—	—	—	—
Issuance of preferred shares A- 2	—	—	1,386,592	—	—	—
Receivables in respect of issuance of preferred shares A-2	—	—	—	—	—	—
Issuance of preferred shares A-3	—	—	—	317,265	—	—
Issuance of preferred shares A-4	—	—	—	—	2,875,125	—
Issuance of preferred shares B	—	—	—	—	—	3,286,111
Receipts on account of stock options	—	—	—	—	—	—
Stock based compensation in connection with advisory services	—	—	—	—	—	—
Employee stock option compensation	—	—	—	—	—	—
Stock-based compensation to employees and directors	—	—	—	—	—	—
Amortization of deferred compensation	—	—	—	—	—	—
Reversal of deferred compensation upon adoption of SFAS 123R (see Note 2I)	—	—	—	—	—	—
Net loss for the period	—	—	—	—	—	—
Balance as of December 31, 2006	40,000	253,814	1,386,592	317,265	2,875,125	3,286,111

														Deficit
														accumulated
													Receipts	during the
	Common		Preferred		Preferred	Preferred		Preferred	Preferred	Paid-in		Deferred	on account	development
	stock		A-1 stock		A-2 stock	A-3 stock		A-4 stock	B stock	capital		compensation	of stock	stage	Total
	US$ thousands (*)
Changes during the period from September 17, 2000 (**) to December 31,2006
Issuance of common stock, net	—	(*)	—		—	—		—	—	1		—	—	—	1
Issuance of preferred shares A-1	—		—	(*)	—	—		—	—	994	(1)	—	—	—	994
Issuance of preferred shares A- 2	—		—		1	—		—	—	4,493	(2)	—	—	—	4,494
Receivables in respect of issuance of preferred shares A-2	—		—		—	—		—	—	830		—	—	—	830
Issuance of preferred shares A-3	—		—		—	—	(*)	—	—	1,250		—	—	—	1,250
Issuance of preferred shares A-4	—		—		—	—		3	—	1,869	(3)	—	—	—	1,872
Issuance of preferred shares B	—		—		—	—		—	3	4,498		—	—	—	4,501
Receipts on account of stock options	—		—		—	—		—	—	—		—	110	—	110
Stock based compensation in connection with advisory services	—		—		—	—		—	—	218		—	—	—	218
Employee stock option compensation	—		—		—	—		—	—	287		(287)	—	—	—
Stock-based compensation to employees and directors	—		—		—	—		—	—	67		—	—	—	67
Amortization of deferred compensation	—		—		—	—		—	—	—		269	—	—	269
Reversal of deferred compensation upon adoption of SFAS 123R (see Note 2I)	—		—		—	—		—	—	92		18	(110)	—	—
Net loss for the period	—		—		—	—		—	—	—		—	—	(14,369)	(14,369)
Balance as of December 31, 2006	—	(*)	—	(*)	1	—	(*)	3	3	14,599		—	—	(14,369)	237

(*)          Represents an amount less than US$ 1 thousand.

(**)         See Note 12A.

(1)           Net of issuance expenses of US$ 6 thousand.

(2)           Net of issuance expenses of US$ 27 thousand.

(3)           Net of issuance expenses of US$ 50 thousand.

The accompanying notes are an integral part of the consolidated financial statements.

Consolidated Statement of Cash Flows

			Period from
			September 17,
	Year ended	Year ended	2000 to
	December 31	December 31	December 31
	2006	2005	2006
	US$ thousands	US$ thousands	US$ thousands

Cash flows used in operating activities
Loss according to statement of operations	(3,545)	(1,814)	(14,369)

Adjustments to reconcile net loss to cash flows used in operating activities:
Depreciation and amortization	202	143	911
Capital loss (gain)	8	(169)	(126)
Increase in liability for employee severance benefits, net	16	15	86
Deferred taxes	(2)	1	(35)
Amortization of deferred compensation	—	39	269
Stock based compensation in connection with advisory services	—	112	218
Stock based compensation to employees and directors	67	—	67
Accumulated interest on long-term loans	—	—	42

Changes in operating assets and liabilities
Decrease (increase) in other receivables	(28)	2	(47)
Increase in accounts receivables	(21)	—	(21)
Increase in inventory	(137)	(89)	(226)
Increase in trade payables	302	23	353
Increase in other payables	100	81	411
Increase in long-term payables	213	243	752
Net cash used in operating activities	(2,825)	(1,413)	(11,715)

Cash flows used in investing activities
Purchase of property, plant and equipment	(552)	(79)	(1,755)
Proceeds from sale of fixed assets	85	—	110
Deposits (short term and long term)	(57)	2	(83)
Net cash used in investing activities:	(524)	(77)	(1,728)

Cash flows provided by financing activities
Issuance of shares, net	1,903	3,733	13,942
Loan from shareholder	—	—	396
Receipts of long-term loans	143	—	143
Repayment of long term loans	(48)		(48)
Receipt on account of shares	—	—	—
Receipt on account of stock options	—	—	110
Net cash provided by financing activities	1,998	3,733	14,543

Increase (decrease) in cash and cash equivalents	(1,351)	2,243	1,100
Cash and cash equivalents at beginning of the period	2,451	208	—
Cash and cash equivalents at end of the year	1,100	2,451	1,100

Supplemental disclosure:
Income tax paid	62	—	187
Interest paid	—	1	7

The accompanying notes are an integral part of the consolidated financial statements

Notes to the Consolidated Financial Statements

Note 1 - General

Kai-Light Photonics Inc. (a Delaware Company) (hereinafter - the Company) was incorporated in the United States on September 17, 2000.

On September 21, 2000, the Company established a wholly-owned subsidiary, Kai-Light Photonics Ltd. (hereinafter - Kai-Light Ltd.). On February 2, 2001, the Company established a wholly-owned subsidiary, Whitedove Business Corp. (hereinafter - Whitedove). The Company and its subsidiaries are engaged in development of optical components for optical networking.  Until 2004, Kai-Light Ltd. provided development services to Whitedove based on Whitedove’s technology.  In consideration for these services, Whitedove paid Kai-Light Ltd. an amount equal to the actual cost of the services to Kai-Light Ltd., as measured in U.S. dollars in accordance with generally accepted accounting principles, plus an agreed margin. The agreement with Whitedove was terminated at the end of 2003.

As of January 1, 2004, the Company signed a service agreement with Kai-Light Ltd., according to which Kai-Light Ltd. will provide development services to the Company. In consideration for these services, the Company pays Kai-Light Ltd. an amount equal to the actual cost of the services to Kai-Light Ltd., as measured in US dollars in accordance with generally accepted accounting principles, plus an agreed margin. On January 1, 2006, the operation of Whitedove was terminated.

The Company is a development stage enterprise in accordance with SFAS No. 7 “Accounting and Reporting by Development Stage Enterprises”. A development stage company is one of which principal operations have not commenced or principal operations have generated an insignificant amount of revenue. Management of a development stage company devotes most of its activities to establishing a new business.

As of December 31, 2006, the Company has an accumulated loss of US$ 14,369,000.  These losses are mainly a result of the research and development operations of the Company and they were financed mainly by receipts from private placements of common and preferred stock of the Company.  The Company forecasts that its need for cash and positive working capital will continue to be significant as its operations expand.  The continuation of the Company’s operations is contingent upon its achieving income and/or additional capital being raised.

Note 2 - Significant Accounting Policies

A.            Basis of presentation

The financial statements presented herein have been prepared in accordance with generally accepted accounting principles (GAAP) in the United States.

B.            Financial Statements in U.S. Dollar

The accompanying financial statements are presented in U.S. dollars. The currency of the primary economic environment in which the operations of the Company and its subsidiary are conducted in the U.S. dollar, and as such, the Company uses the U.S. dollar as its functional currency. Certain of the U.S. dollar amounts in the financial statements represent the dollar equivalents of balances in other currencies.  The Company’s transactions and balances denominated in U.S. dollars are presented at their original amounts.  Non-dollar transactions and balances have been remeasured to U.S. dollars, in accordance with the principles set forth in the Statement of Financial Accounting Standards No. 52. All exchange gains and losses resulting from remeasurement of monetary balance sheet items denominated in non-dollar currencies are reflected in the income statement when they arise, and are included in the financial income or expenses as appropriate.

C.            Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the reported periods. These are management’s best estimates based on experience and historical data, however, actual results may vary from these estimates.

D.            Principles of consolidation

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

E.             Cash and cash equivalents

All highly liquid investments with original maturities of generally three months or less are considered to be cash equivalents.

F.             Inventory

Inventories are stated at lower of cost or market.  Cost is determined using the actual cost for finished goods.

G.            Property and equipment

1)             These assets are stated at cost less accumulated depreciation.

2)                                      Improvements and enhancements are charged to the cost of the assets, whereas the cost of maintenance and repairs is charged to the statement of operations, as incurred.

3)                                      Depreciation and amortization are calculated on cost by the straight-line method over the estimated useful lives of the assets as estimated by the Company.

Leasehold improvements are amortized by the straight-line method over the term of the lease or the estimated useful life of the improvements, whichever is shorter.

Annual rates of depreciation are as follows:

%

Computers and software	33
Office furniture and equipment	7 - 15
Leasehold improvements	17
Laboratory equipment	15

H.            Stock split

In December 2005, the stockholders of the Company approved the split of the Company’s outstanding shares as follows –

(a)           1:1.502538 stock split of the outstanding Series A-1, Series A-2 and Series A-3 preferred stock.

(b)           10:1 reverse split of the outstanding shares of common stock and Series A-4 preferred stock.

The outstanding stock from inception date was restated, to reflect the above.

I.                                         Stock compensation plans

Prior to January 1, 2006, the Company accounted for stock-based awards to employees and directors under the intrinsic value method, which followed the recognition and measurement principles of Accounting Principles Board (APB) Opinion No. 25, “Accounting for Stock Issued to Employees” (APB 25). The intrinsic value method of accounting resulted in compensation expense for stock options to the extent option exercise prices were set below the market value of the Company’s stock on the date of grant.

Additionally, prior to January 1, 2006, the Company adopted the disclosure requirements of Statement of Financial Accounting Standards (SFAS) No. 123, “Accounting for Stock-based Compensation” (SFAS 123) and SFAS No. 148, “ Accounting for Stock-Based Compensation—Transition and Disclosure” (SFAS 148) for awards to its directors and employees. The fair value of options granted to employees and directors prior to January 1, 2006 was estimated on the date of grant using the minimum-value method. The fair value of options granted to employees and directors subsequent to January 1, 2006, was measured according to the Black-Scholes option-pricing model.

As of January 1, 2006, the Company adopted SFAS No. 123 (revised 2004), “Share-Based Payments” (SFAS 123R) using the modified prospective method, which requires measurement of compensation cost for all stock-based awards based upon the fair value on date of grant and recognition of such compensation cost over the service period for awards expected to vest. Under this method, the Company recognizes compensation cost for awards granted on or after January 1, 2006, based on the Black-Scholes option-pricing model. Furthermore, with the exception of stock options granted to employees prior to January 1, 2006, the Company recognizes compensation cost for unvested share-based awards as of January 1, 2006 based on the grant date fair value of those awards, as previously calculated and reported for pro-forma disclosure purposes, adjusted for estimated forfeitures. The Company recognizes compensation cost for unvested share-based awards as of January 1, 2006 that were granted prior to January 1, 2006, based on the intrinsic value of such grants on their grant date as calculated under APB 25. The value of stock options, as noted, is recognized as compensation expense on a straight-line basis, over the requisite service period of the entire award, net of estimated forfeitures. Based on its decision to use the modified prospective method in adopting SFAS 123R, the Company did not adjust the corresponding 2005 and 2004 amounts included in these financial statements.

The Company accounts for awards to non-employees in accordance with the provisions of SFAS123 and EITF 96-18, “Accounting for Equity Instruments That are Issued to Other than employees for Acquiring, or in conjunction of Selling, Goods or Services”. Since the warrants issued by the Company are not fully vested, and no performance commitment as defined in EITF 96-18 has been reached, the Company estimates the cost of the unvested warrants based on the fair value of the warrants at each reporting period (using the Black-Scholes option-pricing model) and accounts for the portion of the services that the recipient has rendered to date using that estimate.

Additionally, upon the adoption of SFAS 123R effective January 1, 2006, the balance of deferred compensation as of December 31, 2005, amounting to US$ 388,000, was reversed against additional paid-in capital and will be recorded based on the vesting terms of the stock-based awards for which this deferred compensation has been recorded in the past.

J.             Deferred income taxes

The Company accounts for income taxes under Statement of Financial Accounting Standard No. 109 “Accounting for Income Taxes” (“Statement 109”).

Income taxes are accounted for under the asset and liability method.  Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Deferred tax assets and liabilities are classified as current or non current items in accordance with the nature of the assets or liabilities to which they relate. When there are no underlying assets or liabilities the deferred tax assets and liabilities are classified in accordance with the period of expected reversal.

Income tax expenses represent the tax payable for the period and the changes during the period in deferred tax assets and liabilities.

Pursuant to the requirements of SFAS 109 the Company has provided a valuation allowance with respect to its deferred tax assets which, more likely than not, will not be realized.  (See also Note 14).

K.            Start-up activities expenses

The Company applies the provisions of SOP 98-5, whereby costs of start-up activities are expensed as incurred.

L.            Research and development costs

Research and development costs are expensed as incurred.

M.           Recent accounting pronouncements

In July 2006, the FASB issued FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes, (16) an interpretation of FASB Statement 109 (FIN 48). FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a threshold of more-likely-than-not for recognition of tax benefits of uncertain tax positions taken or expected to be taken in a tax return. FIN 48 also provides related guidance on measurement, derecognition, classification, interest and penalties, and disclosure. The provisions of FIN 48 will be effective for the Company on January 1, 2007, with any cumulative effect of the change in accounting principle recorded as an adjustment to opening retained earnings. The Company is in the process of assessing the impact of adopting FIN 48 on its results of operations and financial position. However, the Company’s current policy is to recognize tax benefits of uncertain tax positions only if it is probable that the positions will be sustained. Accordingly, the Company anticipates that certain liabilities for uncertain tax positions will be reversed upon adoption of FIN 48 due to the lower recognition threshold.

In September 2006, the FASB issued FASB Statement No. 157, Fair Value Measurement (Statement 157). SFAS 157 defines fair value, establishes a framework for the measurement of fair value, and enhances disclosures about fair value measurements. The Statement does not require any new fair value measures. The Statement is effective for fair value measures already required or permitted by other standards for fiscal years beginning after November 15, 2007. The Company is required to adopt Statement 157 beginning on January 1, 2008. Statement 157 is required to be applied prospectively, except for certain financial instruments. Any transition adjustment will be recognized as an adjustment to opening retained earnings in the year of adoption. The Company is currently evaluating the impact of adopting Statement 157 on its results of operations and financial position.

Note 3 - Prepaid Expenses and Other Current Assets

	December 31 2006	December 31 2005
	US$thousands	US$thousands

Government agencies	35	8
Deferred tax assets	35	33
Others	28	11
	98	52

(16) Interpretation 48 is effective for fiscal years beginning after December 15, 2006. Earlier application of the provisions of this interpretation is encouraged if the enterprise has not yet issued financial statements, including interim financial statements, in the period this interpretation is adopted.

Note 4 - Inventory

	December 31 2006	December 31 2005
	US$thousands	US$thousands
Raw materials and components	69	36
Finished goods	157	53
	226	89

Note 5 - Long-Term Deposits

Long-term deposit consists of prepaid car lease payments representing the last three months of the lease period (see Note 11B).

Note 6 - Property, Plant and Equipment, Net

	Computers and	Laboratory	Office furniture	Leasehold
	software	equipment	and equipment	improvements	Total
	US$ thousands	US$ thousands	US$ thousands	US$ thousands	US$ thousands
Cost
Balance as at January 1, 2006	103	952	29	44	1,128
Additions	45	481	11	15	552
Disposals	—	(178)	—	—	(178)
Balance as at end of the year	148	1,255	40	59	1,502

Accumulated depreciation

Balance as at January 1, 2006	95	573	10	16	694
Additions	15	177	3	7	202
Disposals	—	(85)	—	—	(85)
Balance as of the end of the year	110	665	13	23	811

Net book value as

1.5.1.ABalance as at

1.5.1.BDecember 31, 2006	38	590	27	36	691

Net book value as at December 31, 2005	8	379	19	28	434

Note 7 - Accrued Expenses and Other Current Liabilities

	December 31 2006	December 31 2005
	US$ thousands	US$ thousands

Payroll and related expenses	253	154
Government agencies	119	88
Accrued expenses	37	69
Others	2	—
	411	311

Note 8 - Liability for Employee Severance Benefits

Under Israeli law, the Company is required to make severance payment to dismissed employees (including officers) and to employees leaving employment in certain other circumstances. The liability for severance pay is calculated on the basis of the latest monthly salary paid to each employee multiplied by the number of years of employment. The liability of the Company for the payment of pensions, retirement compensation and severance pay to its employees is covered partly by current deposits in the names of the employees with an insurance company.

Note 9 - Long-Term Payables

The Company entered into two project funding agreements, one with the Israel-United States Bi-national Industrial Research and Development Foundation - BIRD Project and another with the Britech Foundation Limited - Britech Project. According to these agreements, the Company received research and development grants in the maximum sum of US$ 375,000 and  225,000 (approximately US$ 441,000), respectively, which will be paid to the Company according to certain milestones. The grants represent 50% of the actual expenditures on the projects.

In consideration for the grants received, the Company has undertaken to pay royalties at the following basis:

a)             A percentage on the gross sales at a rate of 5% at the Bird Project and 2.5%-5% at the Britech project. Such repayment to be in equivalent dollars/pounds value at time of repayment.

b)            When the Company has repaid the following maximum percentages in any of the following years following the first commercial transaction, no additional payments to the Foundation on account of the grants shall be required.

Years following termination of this agreement	Maximum percentage of conditional grants to be repaid

1	100
2	113
3	125
4	138
5 and more	150

Total Research and Development expenses incurred related to these agreements for the year ended December 31, 2006, and 2005, were US$ 1,715,000, and US$ 1,168,000, respectively.

As of December 31, 2006, the Company paid royalties to Bird Foundation in the amount of approximately US$ 1,500.

Note 10 - Shareholder Long-Term Loan Agreement

During January 2001, the Company signed a loan agreement in the amount of approximately US$ 400,000 with one of the Company’s shareholders. The loan bears interest at the rate of the applicable one-year LIBOR.

On December 19, 2005, pursuant to the share agreement signed between the Company and the investors (see Note 12B(9)), the Company signed an amendment to the loan agreement according to which the loan amount and all accrued interest thereon shall be reduced to a fixed amount of US$ 268,604 and the loan amount shall cease to accrue any interest.

Note 11 - Commitments

A.            In July 2006 Kai-Light Photonics Ltd. entered into a new office lease agreement with a term that runs until July 2010. Under the lease agreement, the Subsidiary will pay US$ 7,170 – 7,840 for each month during the years 2006-2010.

The subsidiary has two options to extend the lease for additional two periods. The first option is to extend until June 2012 and the second is until June 2014. The Subsidiary has an option to terminate the agreement on June 30, 2009 with a penalty of US$ 20,000.

B.            Under a car lease agreement, the subsidiary has paid in advance the lease payments for the last three months for a lease period of three years. As of December 31, 2006, the prepaid payments amounted to US$ 23,000.

C.            In May 2004 the Company signed a license agreement with Princeton University, according to which the Company will pay royalties of 2% of net sales (on certain products, based on the license field) up to the first US$ 100 million in net sales on certain products. Above US$ 100 million the royalties will be 1% of net sales of these products.

D.            As of March 2004 the Company signed a joint development agreement and a manufacturing services agreement with Sanmina SCI Corporation (SSCI). Part of the project is expected to be financed by the BIRD Foundation. (See Note 9). Under this agreement SSCI is expected to build and manage the master operation of the project. The Company will pay 5% royalties on any products sold. The company signed a joint product development agreement and a manufacturing service agreement with SSCI.

Note 12 - Shareholders’ Equity

A.            Stock capital

As of December 31, 2006:

	Authorized	Issued and outstanding

Number of common stock of a par value of US$ 0.01 each	10,000,000	40,000
Number of preferred stock A-1 of a par value of US$ 0.01 each	253,814	253,814
Number of preferred stock A-2 of a par value of US$ 0.01 each	1,386,292	1,386,292
Number of preferred stock A-3 of a par value of US$ 0.01 each	317,265	317,265
Number of preferred stock A-4 of a par value of US$ 0.01 each	2,875,127	2,875,125
Number of preferred stock B of a par value of US$ 0.01 each	3,286,111	3,286,111

	18,118,609	8,158,607

In December 2005, the stockholders of the Company approved the split of the shares as follows –

(a)           1:1.502538 stock split of the outstanding Series A-1, Series A-2 and Series A-3 preferred stock.

(b)           10:1 reverse split of the outstanding shares of common stock and Series A-4 preferred stock.

The outstanding stock from inception date was restated, to reflect the above.

B.            Changes in the shareholders’ equity

1.             On January 31, 2001, the Company signed a Bridge Investment (hereinafter - the “Bridge”) agreement principally with existing shareholders, and other investors. These investors provided a Bridge investment to the Company in the aggregate amount of US$ 1,000,000.

The Bridge amounts shall be converted into shares of the Company, on the same terms and conditions applicable to the First Investment Transaction, such that each investor shall receive the same type of securities as received by the new investor in such investment transaction, on the same terms and conditions and at the same price per share (the “conversion price”).

In consideration of investors’ willingness to make the Bridge, the Company granted each investor warrants, valid until the earlier of (i) the Company’s IPO, (ii) a merger in which the Company is not the surviving entity, or a sale of all or substantially all of the Company’s assets or shapes, or (iii) the third anniversary of the Company, to purchase at an exercise price per share equal to the conversion price, such number of shares of the Company, of the same class and having the same rights as the shares received by them.

2.             On July 31, 2001, the Bridge amounts were converted into 168,921 shares of preferred stock A-1 of US$ 0.01 par value, at a purchase price of US$ 5.92 per share. In addition, the Company granted options to purchase up to 47,298 preferred shares A-1 under the conditions aforesaid (see Note 12A).

3.             On July 31, 2001, the Company signed a share purchase agreement with outside investors. The Company issued 675,686 shares of preferred stock A-2, each of US$ 0.01 par value at a purchase price of US$ 5.92 per share (see Note 12A).

4.             On November 29, 2001, the Company signed an Addendum to the Share Purchase Agreements and the Investors Rights Agreements dated July 31, 2001, with outside investors, part of the existing shareholders and other investors. The Company issued 246,943 shares of preferred stock A-2, each of US$ 0.01 par value at a purchase price of US$ 5.92 per share. As of December 31, 2001, a balance in the amount of US$ 830,000 had not been paid and therefore was presented as a receivable in respect of issuance of shares. The whole amount was fully paid during the first quarter of 2002 (see Note 12A).

5.             On December 31, 2002, the Company signed a second addendum to the abovementioned agreement (Note 12B(4)) regarding an additional increase up to an amount of US$ 1,250 thousand. In consideration, during 2003 the Company issued 211,149 Shares of Preferred Stock A-3 each of US$ 0.01 par value at a purchase price of US$ 5.92 per share (see Note 12A).

6.             In May 2004, the Company signed a convertible loan agreement (hereinafter – the “convertible loan”) with several lenders for an aggregate principal amount of up to US$ 800,000. In December 2004, the Company signed an addendum to this agreement which increase the total amount to be invested to US$ 1,060,000 (see Note 12A).

7.             In December 2004, the Company signed an investment agreement (hereinafter – the investment agreement) with several investors according to which the Company issued 13,268,397 shares of Preferred Stock A-4 of US$ 0.01 par value at a purchase price of US$ 886,727 (see Note 12A).

8.             In April 2005, the convertible loan and the investment agreement were converted to 28,751,251 preferred A-4 shares at a price per share of US$ 0.06683 (see Note 12A).

9.             On December 19, 2005, the Company signed a purchase share agreement (hereinafter – “the share agreements”) with several investors. The Company issued a total of 3,286,111 shares of preferred stock B of US$ 0.01 par value in respect to approximately US$ 4,500,000, of which US$ 1,150,000 was paid during the beginning of 2006.

C.            Employee and non-employees’ stock compensation plans

In October 2001, the Company adopted a stock option plan for employees and consultants. Under the Plan, the Board of Directors has the authority to grant options to employees of the Company and its subsidiaries, directors and consultants. Each option entitles the holder to purchase one Ordinary Share of par value US$ 0.01. The options vest over a period of up to four years and are exercisable for a period of ten years from the date of grant. The exercise price in each grant is the market value at the day of the grant.

Valuation assumptions for stock options

The fair value for each stock option granted to employees and directors during the year ended December 31, 2006 was estimated at the date of grant using the Black-Scholes option-pricing model, assuming no dividends and the following assumptions:

Year ended December 31 2006

Weighted average risk-free interest rate	4.39%
Expected life (in years)	6.25
Weighted average expected volatility	118%

The fair value for each stock option granted to non-employees during the year ended December 31, 2004in previous years, (no such options were granted during the year ended December 31, 2005 and 2006) was estimated at each reporting period using the Black-Scholes option-pricing model, assuming no dividends and the following assumptions and accounts for the portion of the services that the recipient has rendered to date using that estimate.

Year ended December 31
2005

Weighted average risk-free interest rate	4.3%
Contractual term (in years)	10
Weighted average expected volatility	118%

The risk-free interest rate is based on the U.S. Treasury yield in effect at the time of grant for periods corresponding with the expected life of the option.

The expected life represents the weighted average period of time that options granted are expected to be outstanding. The expected life of the options granted to employees and directors during 2006, is calculated based on the Simplified Method as allowed under Staff Accounting Bulletin No. 107 (SAB 107), giving consideration to the contractual term of the options and their vesting schedules. The expected life of the options granted to non-employees equals their contractual term.

Due to the lack of sufficient history of the Company’s own stock volatility, the Company estimates its own expected stock volatility based on the historical stock volatility of three other comparable companies.

The expense that was recognized in respect of the options in each of the years 2006 and 2005 is US$ 67,000, and US$ 117,000, respectively.

As a result of adopting FASB Statement 123(R) on January 1, 2006, the Company’s income before income taxes and net income for the year ended December 31, 2006, are US$ 64,000 and US$ 39,000 lower, respectively, than if it had continued to account for share-based compensation under Opinion 25.

		Weighted
		average
	Number of	exercise price
	options	(in US$)

Options outstanding as of December 31, 2003	19,007	0.01
Granted during 2004	706,479	0.342

Options outstanding as of December 31, 2004	725,486	0.333
Forfeited during 2005	17,116	0.342

Options outstanding as of December 31, 2005	708,370	0.333
Granted during 2006	313,284	0.6847
Forfeited during 2006	17,310	0.342

Options outstanding as of December 31, 2006	1,004,344	0.443

Outstanding unvested options as of December 31, 2006 are 201,735 with an average exercise price of US$ 0.6847.

Total vested options as of December 31, 2006 are 802,609 with an average exercise price of US$ 0.384.

The weighted average fair value of unvested options granted during 2006 and 20042005, was US$ 0.6 and US$ 0.32 per option, respectively.

The weighted average fair value of vested options during 20042005 through 2006 was US$ 0.29.

The aggregate intrinsic value of stock options outstanding as of December 31, 2006, was approximately US$ 878,000, of which approximately US$ 569,000 relates to vested awards. Intrinsic value for stock options is calculated based on the exercise price of the underlying awards and the quoted price of the Company’s common stock as of the reporting date.

As of December 31, 2006, there was US$ 130,000 of unrecognized compensation cost, related to unvested stock options granted under the Company’s stock option plan. That cost is expected to be recognized as follows (in thousands):

Year ended December 31	US$

2007	72,000
2008	29,000
2009	29,000

130,000

Note 13 - Details of Consolidated Statement of Operations

A.            Cost of revenues

			Period from
			September 17,
	Year ended	Year ended	2000 to
	December 31	December 31	December 31,
	2006	2005	2006
	US$ thousands	US$ thousands	US$ thousands

Payroll and related expenses	15	—	15
Materials	131	—	131
Subcontractors	124	—	124
Other expenses	25	—	25
	295	—	295
Change in inventory	(139)	—	(139)

	156	—	156

B.            Research and development costs

			Period from
			September 17,
	Year ended	Year ended	2000 to
	December 31	December 31	December 31,
	2006	2005	2006
	US$ thousands	US$ thousands	US$ thousands

Payroll and related expenses	1,124	995	6,506
Materials	520	149	2,008
Subcontractors	261	24	408
Depreciation	179	143	887
Stock based compensation in connection with advisory services	—	112	117
Stock based compensation to employees and directors	23	—	23
Professional fees	70	126	753
Patent	162	37	404
Other expenses	347	254	1,855
	2,686	1,840	12,961
Grants (1)	(66)	—	(66)

	2,620	1,840	12,895

(1)           Kai-Light Photonics Ltd. is a member in the consortium of the EU Project “TRIUMPH”. This project is for specific targeted research regarding Transparent Ring Interconnection using multi-wavelength photonic switches. Kai-Light Photonics Ltd joined the project on 2006. The project is for a period of 36 months. During 2006, the Company received repayment in the amount of US$ 66,000 in respect to the expenses relating to the project.

C.            Marketing expenses

			Period from
			September 17,
	Year ended	Year ended	2000 to
	December 31	December 31	December 31,
	2006	2005	2006
	US$ thousands	US$ thousands	US$ thousands

Payroll and related expenses	286	—	286
Exhibitions and advertising	47	—	47
Traveling	60	—	60
Other expenses	50	—	50

	443	—	443

D.            General and administrative expenses

			Period from
			September 17,
	Year ended	Year ended	2000 to
	December 31	December 31	December 31,
	2006	2005	2006
	US$ thousands	US$ thousands	US$ thousands

Payroll and related expenses	118	62	301
Rent and maintenance	114	12	148
Stock based compensation to employees and directors	44	—	44
Other expenses	11	43	491
	287	117	984

Note 14 - Taxes on Income

A.            Measurement of results for tax purposes

The Company is assessed according to the United States tax law.

Kai-Light Ltd. conducted business in Israel and is assessed according to the Income Tax Law (Inflationary Adjustments), 1985. According to this law, taxable income is measured in real (non inflationary) terms according to the changes in the CPI.

B.            On July 25, 2005, the Knesset passed the Law for the Amendment of the Income Tax Ordinance (No. 147 and Temporary Order) – 2005 (hereinafter - the Amendment).

The Amendment provides for a gradual reduction in the company tax rate in the following manner: in 2006 the tax rate will be 31%, in 2007 - 29%, in 2008 - 27%, in 2009 - 26% and from 2010 onward - 25%. Furthermore, as from 2010, upon reduction of the company tax rate to 25%, real capital gains will be subject to tax of 25%.

The current taxes and the deferred taxes balances as at December 31, 2006 are calculated in accordance with the new tax rates specified in the Amendment.

C.            Income tax expenses

The provision for income taxes consists of:

			Period from
			September 17,
	Year ended	Year ended	2000 to
	December 31	December 31	December 31,
	2006	2005	2006
	US$ thousands	US$ thousands	US$ thousands

Current tax provision:
Israeli tax	50	44	162
US tax	—	—	—
Total current tax provision	50	44	162
Deferred tax provision
Israel tax	(2)	(1)	(35)
US tax	—	—	—
Total deferred tax provision	(2)	(1)	(35)
Tax expenses from prior year:
Israeli tax	81	—	109
US tax	1	2	3
Total expenses from prior year	82	2	112

	130	45	239

D.            Deferred income taxes

The tax effect of significant items comprising the Company’s deferred taxes (based on the various local, state and federal statutory income tax rates) as of the following years are as follows:

	December 31 2006	December 31 2005
	US$ thousands	US$ thousands

Employees’ rights liabilities	35	32
Net operating tax assets regarding carry-forward losses	4,964	3,746
	4,999	3,778

Less valuation allowance	(4,964)	(3,746)

Net deferred tax assets	35	32

In assessing the realization of deferred tax assets, management considers whether it is more likely than not that all or some portion of the deferred tax assets will not be realized. The ultimate realization of the deferred tax assets is dependant upon the generation of future taxable income during the period in which temporary differences are deductible and net operating loss are utilized. Because of the Company’s lack of earnings history, as of December 31, 2006, 2005 and 20042005, the US deferred tax assets have been fully offset by a valuation allowance. The net change in the total valuation allowance for the years ended December 31, 2006 and 2005 was an increase of US$ 1,218,000, and US$ 619,000, respectively.

The amount of the deferred tax asset considered realizable, however, could be reduced in the near term if estimates of future taxable income during the carryforward period are reduced.

At December 31, 2006, the Company has net operating loss carryforwards for Federal income tax purposes of approximately US$ 14,000,000, which are available to offset future Federal taxable income, if any, through 2020 - 2026.

The Company has not recognized a deferred tax liability for the undistributed earnings of its foreign operations because as of December 31, 2006 there are no undistributed earnings that can be distributed as dividends.

E.             Income taxes

The components of income (loss) before income taxes were:

	December 31 _2006	December 31 2005
	US$thousands	US$thousands
U.S.	(3,467)	(1,872)
Non-U.S.	52	103
	(3,415)	(1,769)

F.             Reconciliation between theoretical tax on the pre-tax reported income and tax expenses included in the books

	Year ended December 31
	2006	2005
	US$ thousands	US$ thousands

Loss before taxes on income, as reported in the statements of income	(3,415)	(1,769)

Tax rate	35%	35%
Theoretical tax on the above amount	(1,195)	(619)

Increase (decrease) in taxes resulting from permanent differences:
Non-deductible operating expenses	7	8
Share-based compensation	21	39
Tax expenses from prior year	81	—
Change in valuation allowance	1,218	619
Other	(2)	(2)

	1,325	664

Income taxes	130	45

G.            Tax assessments

The Company has not received final tax assessments since inception. Kai-Light Photonics Ltd. (subsidiary) has been issued final assessments for years through 2004.

Note 15 - Related Party Balances and Transactions

Balance due from related parties:

	December 31 2006	December 31 2005
	US$ thousands	US$ thousands

Long-term loan from shareholder	269	269

Expense to related parties:

			Period from
			September 17,
	Year ended	Year ended	2000 to
	December 31	December 31	December 31,
	2006	2005	2006
	US$ thousands	US$ thousands	US$ thousands

Payroll and related expenses:
Research and development costs	—	32	326
General and administrative expenses Expenses	—	11	88

	—	43	414

Note 16 – Subsequent Events

On May 15, 2007, the Company was acquired by Optium Corporation (Nasdaq: OPTM), pursuant to the terms of the agreement and plan of merger dated March 27, 2007. Optium provides high-performance optical subsystems for the telecom and cable TV industries.

The aggregate purchase price for the acquisition was approximately $35 million in cash at closing, including payment for all outstanding capital stock and vested in-the-money stock options, as well as the payment of Kailight stockholder indebtedness and employee change of control awards. Optium will assume all of Kailight’s out-of-the-money stock options as well as its unvested stock options. In addition, Optium will be obligated to pay up to an additional $5 million based on the acquired business reaching certain milestones through Optium’s second fiscal quarter of 2009.